Exhibit 10

                         BERKSHIRE REALTY COMPANY, INC.
                     AMENDED AND RESTATED STOCK OPTION PLAN
                                FEBRUARY 12, 1998
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1.  Purpose

         The purpose of this Berkshire Realty Company, Inc. Amended and Restated Stock Option Plan (the "Plan") is to advance the interests of Berkshire Realty Company, Inc., a Delaware corporation ("Berkshire Realty"); its Operating Partnership, BRI OP Limited Partnership, a Delaware limited partnership; and their respective subsidiaries (hereinafter collectively "BRI" or the "Company"), by stimulating the efforts of key employees and consultants on behalf of BRI, heightening the desire of key employees to continue in employment with BRI, assisting BRI in competing effectively with other enterprises for the service of new employees and consultants necessary for the continued improvement of the Company's operations, and to attract and retain the best available personnel for service as directors of Berkshire Realty. This Plan permits the grant of Incentive Stock Options as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), as well as Options which are not Incentive Stock Options pursuant to Code Section 422.

2.  Definitions

         (a) "Board of Directors" means the Board of Directors of Berkshire Realty.

         (b) "Committee" means the Compensation Committee appointed by the Board of Directors from amongst its members.

         (c) "Disablement" means a physical condition arising from an illness or injury which renders an individual incapable of performing work. The determination of the Committee as to an individual's Disablement shall be made in accordance with the standards and procedures of the Company's then-current Long Term Disability Plan and shall be conclusive on all parties.

         (d)  "Exchange Act" means the Securities Act of 1934, as amended.

         (e) "Fair Market Value" for a particular day means the closing price of Berkshire Realty stock on the immediately prior trading day.

         (f) "Incentive Stock Option" means a right to purchase Shares from the Company that is granted under the Plan and that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

         (g) "Non-Employee Director" shall have the meaning as defined by Rule 16b-3.

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         (h)  "Non-Qualified Option" means a right to purchase Shares from the
              Company that is granted under the Plan and that is not intended to be an Incentive Stock Option.

         (i)  "Option" means an Incentive Stock Option or a Non-Qualified
              Option.

         (j) "Option Agreement" means any written agreement, contract or other instrument or document evidencing any grant of Options, which may, but need not, be executed or acknowledged by a Participant.

         (k)  "Outside Director" shall have the meaning as defined in Code section 162 (m).

         (l) "Plan" means the Berkshire Realty Company, Inc. Amended and Restated Stock Option Plan, as herein set forth.

         (m) "Retirement" means retirement from active employment with the Company at or after age 62. The determination of the Committee as to an individual's Retirement shall be conclusive on all parties.

         (n) "Rule 16b-3" means Rule 16b-3 as promulgated and interpreted by the SEC under the Exchange Act, or any successor rule or regulation thereto as in effect from time to time.

         (o) "Shares" means the common shares of the Company, $.01 par value, or the number and kind of shares of stock or other securities which shall be substituted or adjusted for such shares.

         (p) "Subsidiary" means any corporation (other than Berkshire Realty) in an unbroken chain of corporations beginning with Berkshire Realty where each of the corporations in the unbroken chain other than the last corporation owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

3.  Participants

         "Participants" in the Plan shall be those key BRI employees and those consultants (including, but not limited to, key employees of companies providing services to BRI) to whom Options may be granted from time to time by the Committee. Participants shall also include Non-Employee Directors of Berkshire Realty to whom Options are granted in accordance with Section 6. No Option shall be granted to any person if immediately after the grant of such Option such person would own stock, including stock subject to outstanding Options held by him or her, amounting to more than five percent (5%) of the total combined voting power or value of all classes of stock of the Company or any Subsidiary.

4.  Effective Date and Termination of the Plan

         The Berkshire Realty Company, Inc. 1996 Stock Option Plan (the "Original Plan") was adopted by the Board of Directors on February 8, 1996 and became effective upon approval of the shareholders on May 2, 1996 (the "Original Effective Date"). On February 12, 1998, the Berkshire Realty Company, Inc. Amended and Restated Stock Option Plan (the "Plan") was approved by the Board of Directors for submission to the shareholders to replace the Original Plan in its entirety and the Plan is effective upon shareholder approval. The Plan shall terminate when all Shares of stock subject to Options granted under this Plan shall have been acquired through exercise of such Options or on May 1, 2001, whichever is earlier,

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or at such earlier time as the Board of Directors may determine. Termination of the Plan will not affect the rights and obligations arising under Options theretofore granted and then in effect.

5.  Shares Subject to the Plan and to Options

         The stock subject to Options authorized to be granted under the Plan shall consist of 3,300,000 Shares of Berkshire Realty's common stock, $.01 par value, or the number and kind of Shares of stock or other securities which shall be substituted or adjusted for such Shares as provided in Section 7. Such Shares may be authorized and unissued Shares of Berkshire Realty's common stock. All or any Shares of stock subject to an Option which for any reason terminates unexercised may again be made subject to an Option under the Plan.

6.  Grant, Terms and Conditions of Options

         Options may be granted at any time and from time to time prior to the termination of the Plan to those key employees of BRI and those consultants (including, but not limited to, key employees of companies providing services to BRI) who, in the Committee's judgment, are largely responsible through their judgment, interest, ability and special efforts for the successful conduct of BRI's business. However, prior to the adoption of the Amended Stock Plan, no Participant shall be granted Options in any one year to purchase a number of Berkshire Realty's common stock in excess of one percent (1%) of the number of Shares of Berkshire Realty's common stock outstanding on January 1, 1996. Following approval of the Amended Stock Plan, no participant shall be granted Options in any one year to purchase a number of Berkshire Realty's common stock in excess of one percent (1%) of the number of Shares of Berkshire Realty's common stock outstanding on January 1, 1998.

         Options will be granted to Non-Employee Directors as follows: As of the effective date of this plan each of the four Non-Employee Directors then serving on the Board of Directors received an initial stock option grant of 12,000 Shares. Thereafter, each new Non-Employee Director has received and additional new Non-Employee Directors will receive an initial stock option grant of 5,000 Shares at the time of his or her appointment or election to the position of director; and each Non-Employee Director continuing in office in the past has received and each Non-Employee Director continuing in office in the future will receive an annual stock option grant of 3,000 Shares on the date of each annual shareholder meeting of Berkshire Realty. In addition as of the effective date of the Original Plan, each Non-Employee Director serving on the Audit Committee or the Compensation Committee of the Board of Directors (or both) received an additional initial stock option grant of 1,000 Shares and has received and will continue to receive additional annual stock option grants of 1,000 Shares for each such committee served on. The chair of each such committee received (in lieu of said 1,000 Share grant) an additional initial stock option grant of 2,000 Shares and has received and will continue to receive (in lieu of said 1,000 Share grant) additional annual grants of 2,000 Shares for each such committee chaired. Each new non-employee director appointed to the Audit or Compensation Committee has received and additional new non-employee directors will receive an initial stock option grant of 1,000 shares for each such committee served on as of the date of the first meeting that he or she serves as a committee member and further each such new non-employee director will receive additional annual stock option grants of 1,000 shares, thereafter. The Committee will have no discretion to select which Non-Employee Directors will be granted Options or to determine the number of Option Shares, price, vesting schedule or any other term of the Options granted to Non-Employee Directors. All Options granted to Non-Employee Directors will be Non-Qualified Options.

         No Participant shall have any rights as a stockholder with respect to any Shares of stock subject to Option hereunder until said Shares have been issued. Each Option shall be evidenced by an Option

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Agreement which will expressly identify the Option as an Incentive Stock Option or as a Non-Qualified Stock Option. Furthermore, the grant of an Incentive Stock Option pursuant to this Plan shall in no way be construed as an alternative to the right of an optionee to purchase stock pursuant to any present or future grant of a Non-Qualified Option under any of BRI's current or future stock plans. Options granted pursuant to the Plan need not be identical, but each Option is subject to the Plan and must contain and be subject to the following terms and conditions:

         (a) Price: The purchase price under each Option granted to employees shall be established by the Committee. In no event will the Option price be less than 100% of the Fair Market Value of the stock on the date of the grant. For purposes of the Plan, Fair Market Value on a particular date means the closing price of Berkshire Realty's stock on the immediately prior trading day. The Option price must be paid in full at the time of the exercise. The price may be paid in cash; cash equivalents or secured notes acceptable to the Committee; subject to such rules as may be established by the Committee by arrangement with a broker where payment of the Option price is made pursuant to an irrevocable direction to the broker to deliver all or part of the proceeds from the sale of the Option Shares to the Company; by the surrender of Shares of common stock owned by the optionee exercising the Option and having a Fair Market Value on the date of the exercise equal to the Option price; or, in any combination of the foregoing.

         (b) Duration and Exercise or Termination of Option: Each Option granted to an employee or consultant shall be exercisable in such manner and at such times as the Committee shall determine. Each Option granted must expire within a period of ten (10) years from the grant date. An employee's Option Agreement may provide for accelerated exercisability in the event of the employee's death, Disablement or Retirement or other events in accordance with policies established by the Committee and may provide for expiration prior to the end of its terms in the event of the termination of the employee's service. A consultant's Option Agreement may provide for accelerated exercisability in the event of the consultant's death, Disablement, retirement from employment at or after age 62 or other events in accordance with policies established by the Committee and may provide for expiration prior to the end of its terms in the event of the termination of the consultant's service.

             Wherever in this Plan or any Option Agreement, a Participant is permitted to pay the exercise price of an Option or taxes relating to the exercise of an Option by delivering Shares, the Participant may, subject to procedures satisfactory to the Committee, satisfy such delivery requirement by presenting proof of beneficial ownership of such Shares, in which case the Company shall treat the Option as exercised without further payment and shall withhold such number of Shares from the Shares acquired by the exercise of the Option.

             Each initial 12,000 or 5,000 Share Option and each subsequent 3,000 Share Option granted to a Non-Employee Director, and each 2,000 or 1,000 Share Option granted to a Non- Employee Director by virtue of his or her committee chairmanship or membership will become exercisable beginning one year from the date of the annual meeting of the shareholders on which date the Options were granted. If a Non-Employee Director is appointed by the Board of Directors to begin serving as a director or committee member or chair on a date not coincident with an annual meeting date, the director will be granted the initial Share Options as of the date of the first meeting at which he or she serves as director, committee member or committee chair, as the case may be; however, his or her Options will

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             become first exercisable beginning one year from the date of the next occurring annual meeting and he or she will not receive an additional grant of Options on the date of such next occurring annual meeting.

         (c) Suspension or Termination of Option: Unless the following provisions are waived or modified by the Committee in connection with the entering into, extension or modification of an employment agreement, each Option shall provide that if the Chief Executive Officer of Berkshire Realty or his designee reasonably believes that a Participant other than a Non- Employee Director has committed an act of misconduct as described in this Section, the Chief Executive Officer may suspend the Participant's right to exercise any Option pending a determination by the Board of Directors. If the Board of Directors determines a Participant other than a Non-Employee Director has committed an act of embezzlement, fraud, dishonesty, nonpayment of any obligation to the Company , breach of fiduciary duty or deliberate disregard of BRI rules resulting in loss, damage or injury to the Company, or if a Participant makes an unauthorized disclosure of any BRI trade secret or confidential information, or engages in any conduct constituting unfair competition, neither Participant nor his estate shall be entitled to exercise any Option whatsoever. In making such determination, the Board of Directors shall act fairly and shall give the Participant an opportunity to appear and present evidence on his or her behalf at a hearing before a committee of the Board of Directors. For any Participant who is an "executive officer" for purposes of Section 16 of the Securities Exchange Act of 1934, the determination of the Board of Directors shall be subject to the approval of the Committee.

         (d) Termination of Non-Employee Director's Service: Subject to
             Section 6(b), upon the termination of the Participant's service as a Non-Employee Director, his or her rights to exercise an Option then held shall be only as follows:

             (1) Death. Upon the death of a Non-Employee Director
                 while in service as a Non- Employee Director of Berkshire Realty, the Non-Employee Director's rights will be exercisable by his or her estate or beneficiary at any time within twelve (12) months next succeeding the date of death. The number of Shares exercisable by the estate or beneficiary will be the total number of unexercised Options under the Non- Employee Director's Option on the date of his or her death. If a Non-Employee Director shall die within thirty (30) days of his or her termination of service as a Non-Employee Director with Berkshire Realty, an Option will be exercisable by his or her estate or beneficiary at any time during that twelve
                 (12) months succeeding the date of termination, but only to the extent the number of Shares to which such Option was exercisable as of the date of such termination. A Non-Employee Director's estate shall mean his or her legal representative of other person who so acquires the right to exercise the Option.

             (2) Disablement. Upon the Disablement of a Non-Employee
                 Director, any Option which he or she holds, whether or not then exercisable, may be exercised after the date of the Disablement within twelve (12) months.

             (3) Retirement. Upon the Retirement of a Non-Employee
                 Director, the Non-Employee Director's rights to Non-Qualified Options may be exercised for a period of twelve months after Retirement.

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             (4) Other Reasons. Upon the termination of a Non-Employee
                 Director's service as a Non-Employee Director for any reason other than those stated above, the Non-Employee Director may, within ninety (90) days following such termination, exercise the Option to the extent such Option was exercisable on the date of termination.

         (e) Transferability of Option: No Option may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant otherwise than by will or by the laws of descent and distribution, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company; provided that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

             Notwithstanding the foregoing, the Committee may in the applicable Option Agreement evidencing an Option granted under the Plan or at any time thereafter in an amendment to an Option Agreement provide that Options granted hereunder which are not intended to qualify as Incentive Stock Options may be transferred by the Participant to whom such Option was granted (the "Grantee") without consideration, subject to such rules as the Committee may adopt to preserve the purposes of the Plan, to:

                (1) the Grantee's spouse, children or grandchildren (including adopted and stepchildren and grandchildren) (collectively, the "Immediate Family");

                (2) a trust solely for the benefit of the Grantee and his or her
                    Immediate Family; or

                (3) a partnership or limited liability company whose only
                    partners or shareholders are the Grantee and his or her Immediate Family members;

             (each transferee described in clauses (1), (2) and (3) above is hereinafter referred to as a "Permitted Transferee"); provided that the Grantee gives the Committee advance written notice describing the terms and conditions of the proposed transfer and the Committee notifies the grantee in writing that such a transfer would comply with the requirements of the Plan and any applicable Option Agreement evidencing the Option.

             The terms of any Option transferred in accordance with the immediately preceding sentence shall apply to the Permitted Transferee and any reference in the Plan or in an Option Agreement to an optionee, Grantee or Participant shall be deemed to refer to the Permitted Transferee, except that (a) Permitted Transferees shall not be entitled to transfer any Options, other than by will or the laws of descent and distribution; (b) Permitted Transferees shall not be entitled to exercise any transferred Options unless there shall be in effect a registration statement on an appropriate form covering the Shares to be acquired pursuant to the exercise of such Option if the Committee determines that such a registration statement is necessary or appropriate, (c) the Committee or the Company shall not be required to provide any notice to a Permitted Transferee, whether or not such notice is or would otherwise have been required to be given to the Grantee under the Plan or otherwise and (d) the consequences of termination of the Grantee's employment by, or services to, the Company under the terms of the Plan and the applicable Option Agreement shall continue to be applied with respect to the Grantee, following which the Options shall be exercisable

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             by the Permitted Transferee only to the extent, and for the periods, specified in the Plan and the applicable Option
             Agreement.


         (f) Modification or Assumption of Options: The Committee may modify, extend or assume outstanding Options (whether granted by BRI or by another issuer) in return for the grant of new Options for the same or a different number of Shares and at the same or a different exercise price.

         (g) Other Terms and Conditions: Options may also contain such other provisions, which shall not be inconsistent with any of the foregoing terms, as the Committee shall deem appropriate. No Option, however, nor anything contained in the Plan shall confer upon any Participant any right to continue in BRI's employ or service nor limit in any way BRI's right to terminate his or her employment or service at any time.

7.  Adjustment of and Changes in the Stock

         (a) Notwithstanding any provisions of the Plan to the contrary, in the event that the Shares of common stock of Berkshire Realty shall be changed into or exchanged for a different number or kind of Shares of stock or other securities of Berkshire Realty or of another corporation (whether by reason of merger, consolidation, recapitalization, reclassification, split-up, combination of Shares, or otherwise), or if the number of Shares of common stock of Berkshire Realty shall be increased through a stock split or the payment of a stock dividend, then there shall be substituted for or added to each Share of common stock theretofore appropriated or thereafter subject or which may become subject to an option under the Plan, the number and kind of Shares of stock or other securities into which each outstanding Share of common stock of Berkshire Realty shall so be changed, or for which each such Share shall be exchanged, or to which each such Share shall be entitled, as the case may be. Outstanding Options shall also be amended as to any price or other terms if necessary to reflect the foregoing events. In the event there shall be any other change in the number or kind of the outstanding Shares of common stock of Berkshire Realty, or any other stock or other securities into which such common stock shall have been changed, or for which it shall have been exchanged, then if the Committee shall, in its sole discretion, determine that such change equitably requires an adjustment in any Option theretofore granted under the Plan, such adjustment shall be made in accordance with such determination.

         (b) No right to purchase fractional Shares shall result from any adjustment in Options pursuant to this Section 7. In case of any such adjustment, the Shares subject to the Option shall be rounded down to the nearest whole Share. Notice of any adjustment shall be given by the Company to each Participant who shall have been so adjusted and such adjustment (whether or not notice is given) shall be effective and binding for all purposes of the Plan.

         (c) Any other provision hereof to the contrary notwithstanding (except Section 6(b)) in the event Berkshire Realty is a party to a merger or other reorganization, outstanding Options shall be subject to the agreement of merger or reorganization. Such agreement may provide, without limitation, for the assumption of outstanding Options by the surviving corporation or its parent, for their continuation by Berkshire Realty (if Berkshire Realty is a surviving corporation), for accelerated vesting and accelerated expiration, or for settlement in cash.


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8.  Listing or Qualification of Stock

         In the event the Board of Directors determines in its discretion that the listing or qualification of the Plan Shares on any securities exchange or under any applicable law or governmental regulation is necessary as a condition to the issuance of such Shares under the Option, the Option may not be exercised in whole or in part unless such listing, qualification, consent or approval has been unconditionally obtained.

9.  Administration and Amendment of the Plan

         The Plan shall be administered by the Committee. The Committee shall consist of two or more directors of Berkshire Realty, who shall be appointed by the Board of Directors, and who are expected, but not required to be "Non-Employee Directors" (within the meaning of Rule 16b-3) and "Outside Directors" (within the meaning of Code Section 162(m)) to the extent that Rule 16b-3 and Code Section 162(m), respectively, are applicable to the Company and the Plan. The Board shall fill vacancies and may from time to time remove or add members. If at any time such a Committee has not been so designated, the Board shall constitute the Committee.

         The mere fact that an Committee member shall fail to qualify as a Non-Employee Director or Outside Director within the meaning of Rule 16b-3 and Code Section 162(m), respectively, shall not invalidate any Option granted by the Committee which Option is otherwise validly granted under the Plan.

         The Board of Directors may also appoint one or more separate committees of the Board of Directors, each composed of one or more directors of Berkshire Realty who need not be disinterested, who may administer the Plan with respect to employees or consultants who are not executive officers or directors of BRI, may grant Options to such employees or consultants and may determine all of the terms of such Options. Notwithstanding the foregoing, the Committee may delegate to one or more officers of the Company, the authority to grant awards to Participants who are not officers or directors of the Company subject to Section 16 of the Exchange Act or "covered employees" within the meaning of Section 162(m) of the Code.

         The Board of Directors may amend or terminate the Plan as desired, without further action by Berkshire Realty's shareholders except to the extent required by applicable law and provided further that any such amendment or termination that would impair the rights of any Participant or any holder or any beneficiary of any Option theretofore granted shall not to that extent be effective without the consent of the affected Participant, holder or beneficiary.

         Notwithstanding the above, the provisions of Section 6 relating to Non-Employee Directors may not be amended more than once every six months, except to comply with changes to the Code or the rules thereunder.

10.  Time of Granting Options

         The effective date of each Option granted hereunder shall be the date on which the grant was made. Within a reasonable time thereafter, Berkshire Realty will execute and deliver an Option Agreement to the Participant.

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11.  Withholding

         To the extent required by applicable federal, state, local or foreign law, a Participant shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise by reason of an Option exercise or any sale of Shares. Berkshire Realty shall not be required to issue Shares until such obligations are satisfied. The Committee may permit these obligations to be satisfied in whole or in part by delivery of Shares owned by the Participant (which are not subject to any pledge or other security interest and which have been owned by the Participant for at least 6 months) with a Fair Market Value equal to such withholding liability or by having the Company withhold from the number of Shares otherwise issuable pursuant to the exercise of the Option a number of Shares with a Fair Market Value equal to such withholding liability.

         Notwithstanding any provision of this Plan to the contrary, in connection with the transfer of an Option to a Permitted Transferee pursuant to
Section 6(e) of the Plan, the Grantee shall remain liable for any withholding taxes required to be withheld upon the exercise of such Option by the Permitted Transferee.